Exhibit 5.1

JONES DAY

1420 PEACHTREE STREET, N.E. • SUITE 800 • ATLANTA, GEORGIA 30309-3053

TELEPHONE: (404) 521-3939 • FACSIMILE: (404) 581-8330

November 9, 2006

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, Virginia 20191

Re:	Registration Statement on Form S-3 Filed by Sprint Nextel Corporation

Ladies and Gentlemen:

We have acted as counsel for Sprint Nextel Corporation, a Kansas corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of Series 1 common stock, $2.00 par value per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), in one or more series certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iv) purchase contracts to purchase Common Stock, Debt Securities, Preferred Stock or any other securities as shall be designated at the time of the offering at a future date or dates (the “Purchase Contracts”), which may be issued separately or as a part of units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties securing the obligations to purchase or sell the relevant securities under the Purchase Contracts (the “Units”); (v) warrants to purchase any combination of Debt Securities, Common Stock, Preferred Stock or other securities as shall be designated by the Company at the time of offering (the “Warrants”); and (vi) depositary shares representing receipts for fractional interests in Preferred Stock as shall be designated by the Company at the time of offering (the “Depositary Shares”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Stock, the Debt Securities, the Preferred Stock, the Purchase Contracts, the Units, the Warrants and the Depositary Shares are collectively referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Sprint Nextel Corporation

November 9, 2006

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.	The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange, or exercise of any other Security, will have been duly authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (iv) the resolutions authorizing the Company to issue, offer and sell the Securities duly adopted by the Board (or a duly authorized committee thereof) will be in full force and effect at all times at which the Securities are offered or sold by the Company; (v) all Securities will be issued in compliance with applicable federal and state securities laws; and (vi) any Indenture, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement (each as defined below) and each Unit will be governed by and construed in accordance with the laws of the State of New York.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the definitive terms of each series of Debt Securities will have been established

Sprint Nextel Corporation

November 9, 2006

in accordance with the authorizing resolutions of the Board (or a duly authorized committee thereof), the Company’s Articles of Incorporation (the “Articles”) and applicable law; (ii) such Debt Securities will have been issued pursuant to an indenture that has been duly executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (iii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable trustee; and (iv) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture. With respect to any Securities consisting of Warrants, we have assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants are duly authorized, executed and delivered by the Company and the warrant agent in accordance with the provisions of the Warrant Agreement. With respect to any Securities consisting of Purchase Contracts and/or Units, we have assumed that: (i) the purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent will have been duly authorized, executed and delivered by the Company, and (ii) the Purchase Contracts are duly authorized, executed and delivered by the Company and the purchase contract agent in accordance with the provisions of the Purchase Contract Agreement. With respect to any Securities consisting of Units, we have further assumed that each component of such Units is validly issued. With respect to any Securities consisting of Depositary Shares, we have assumed that the Depositary Shares are (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.

The opinions set forth herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally or by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other jurisdiction.

Sprint Nextel Corporation

November 9, 2006

In rendering our opinions expressed herein, we have relied solely upon the opinion of Polsinelli Shalton Welte Suelthaus P.C., a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of Kansas.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day